SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 24, 2019

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                              Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 24, 2019, Interface, Inc. (the “Company”) issued a press release reporting its financial results for the first quarter of 2019 (the “Earnings Release”).  A copy of the Earnings Release is included as Exhibit 99.1 hereto and hereby incorporated by reference.  The information set forth in this Item 2.02, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Financial Measures in the Earnings Release

The Earnings Release includes, as additional information for investors, the Company’s adjusted net income, adjusted earnings per share, adjusted operating income, adjusted gross profit margin, adjusted earnings before interest taxes, depreciation and amortization (“EBITDA”), organic sales and organic sales growth.  These measures are not in accordance with financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be used as a substitute for, or considered superior to, GAAP financial measures.

Adjusted income and gross profit measures exclude purchase accounting amortization in connection with the Company’s acquisition of nora systems. Adjusted EBITDA is GAAP net income excluding interest expense, taxes on income, depreciation and amortization, stock compensation amortization, restructuring and asset impairment charges, and nora transaction related expenses such as purchase accounting amortization, transaction related expenses, and transaction related other expenses.

Organic sales and organic sales growth exclude: (1) foreign currency fluctuations; and (2) sales from the acquired nora business.

Because the Company engages in acquisitions only episodically, and not as an everyday matter, the Company believes presenting certain measures excluding the effects of acquisitions facilitates focus on normal ongoing operations.  The Company also believes presenting sales information absent the effect of foreign currency exchange rate fluctuations facilitates comparison of the Company’s operational performance between periods.

The Company generally believes reporting its adjusted results helps investors’ understanding of historical operating trends, because it facilitates comparison to prior periods during which unique events affecting more recent results may not have occurred.  The Company also believes that adjusted results provide supplemental information for comparisons to other companies which may not have experienced the same events underlying the adjustments.  Furthermore, the Company uses adjusted results internally as supplemental information to evaluate its own performance, for planning purposes and in connection with its compensation programs.

The Earnings Release also includes certain forward-looking non-GAAP information—specifically, projected organic sales growth, adjusted gross profit margin and adjusted selling, general and administrative expense.  Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.  Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included, although the majority of the difference is expected to be due to effects from the nora systems acquisition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated April 24, 2019, reporting its financial results for the first quarter of 2019 (furnished pursuant to Item 2.02 of this Report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: April 24, 2019

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated April 24, 2019, reporting its financial results for the first quarter of 2019 (furnished pursuant to Item 2.02 of this Report).